May 15, 2006
Morgan Stanley Balanced Growth Fund
1221 Avenue of the Americas
New York, NY  10020

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Morgan Stanley Balanced Growth
Fund, a Massachusetts business trust ("Balanced Growth Fund"), in connection with Balanced Growth Fund's Registration Statement on Form N-14 (the
"Registration Statement") to be filed with the Securities and Exchange
Commission (the "Commission") under the Securities Act of 1933, as amended (the
"Securities Act"), relating to (i) the transfer of substantially all the assets of Morgan Stanley Income Builder Fund, a Massachusetts business trust ("Income
Builder Fund"), to Balanced Growth Fund in exchange for the issuance of shares of beneficial interest of Balanced Growth Fund, par value $0.01 per share (the
"Shares"), and the assumption of Income Builder Fund's liabilities by Balanced
Growth Fund pursuant to the terms of an Agreement and Plan of Reorganization dated as of February 6, 2006 by and between Balanced Growth Fund and Income
Builder Fund (the "Income Builder Agreement"); and (ii) the transfer of substantially all the assets of Morgan Stanley Balanced Income Fund, a
Massachusetts business trust ("Balanced Income Fund"), to Balanced Growth Fund in exchange for the issuance of shares of beneficial interest of Balanced Growth
Fund, par value $0.01 per share (the "Shares"), and the assumption of Balanced
Income Fund's liabilities by Balanced Growth Fund pursuant to the terms of an
Agreement and Plan of Reorganization dated as of February 6, 2006 by and between
Balanced Growth Fund and Balanced Income Fund (the "Balanced Income Agreement,"
and together with the Income Builder Agreement, the "Agreements"). The number of
Shares to be issued are to be determined as provided in Section 2.3 of the
Agreements. This opinion is being furnished to you at your request in connection with the filing of the Registration Statement, you and/or Clifford Chance US LLP
can relay on this opinion.

In connection with the opinions set forth herein, you have provided to us originals, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things: a copy of the Registration Statement; a copy of the
Agreements; the Amended and Restated By-Laws of Balanced Growth Fund dated
September 24, 2002 (the "By-Laws"); a copy of the most recent Statement of
Additional Information of Balanced Growth Fund dated May 27, 2005; and a
Certificate of an Officer of Balanced Growth Fund dated May 15, 2006 with respect to certain resolutions of the Board of Trustees and certain other factual matters. In addition, we have reviewed and relied upon originals or copies, certified or otherwise identified to our satisfaction, of: the
Declaration of Trust of Balanced Growth Fund, as amended, certified by the
Secretary of the Commonwealth of Massachusetts; and a Certificate issued by the
Secretary of the Commonwealth of Massachusetts dated April 24, 2006 with respect to Balanced Growth Fund. We have assumed that the By-Laws have been duly adopted by the Trustees.

In rendering this opinion we have assumed, without independent verification, (i)
the due authority of all individuals signing in representative capacities and the genuineness of signatures, (ii) the authenticity, completeness and continued
effectiveness of all documents or copies furnished to us, (iii) that any resolutions provided have been duly adopted by the Trustees, (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of Balanced Growth Fund, Income Builder Fund or
Balanced Income Fund on which we have relied for the purposes of this opinion are true and correct, and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. We have also examined such documents and questions of law as we have concluded are necessary or appropriate for purposes of the opinions expressed below. Where documents are referred to in resolutions approved by the Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise. When any opinion set forth below relates to the existence or standing of Balanced Growth Fund, such opinion is based entirely upon and is limited by the items referred to above, and we understand that the foregoing assumptions, limitations and qualifications are acceptable to you.

Based upon the foregoing, and with respect to Massachusetts law only (except that no opinion is herein expressed with respect to compliance with the securities, or "blue-sky," laws of Massachusetts), to the extent that
Massachusetts law may be applicable, and without reference to the laws of any of the other several states or of the United States of America, including state and federal securities laws, we are of the opinion that:

1. Balanced Growth Fund has been duly formed and is validly existing as a business trust under the laws of the Commonwealth of Massachusetts; and

2. The Shares registered under the Securities Act in the Registration Statement when issued in accordance with the terms described in the Registration Statement and the Agreements will be legally issued, fully paid and non-assessable by
Balanced Growth Fund (except for the potential liability of shareholders described in Balanced Growth Fund's Statement of Additional Information under the caption "Capital Stock and Other Securities").

The opinions expressed herein are limited to the laws of the Commonwealth of
Massachusetts as described above. We express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction. We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein.

Very truly yours,

/s/Dechert LLP